                                                                 EXHIBIT a(1)(d)


                                 THIRD AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                AIM GROWTH SERIES


         THIS THIRD AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM GROWTH SERIES (the "Amendment") is entered into as of the 16th day of February, 1999, among C. Derek Anderson, Frank S. Bayley, Robert H. Graham, Arthur C. Patterson and Ruth H. Quigley, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Growth Series, a Delaware business trust (the "Trust"), entered into as of May 7, 1998, as amended (the "Agreement").

         WHEREAS, the Trustees of the Trust and the Shareholders of AIM International Growth Fund and AIM Worldwide Growth Fund have approved the Agreement and Plan of Reorganization, dated as of November 4, 1998, between the Trust, on behalf of AIM International Growth Fund and AIM Worldwide Growth Fund, and AIM International Funds, Inc., on behalf of AIM International Equity Fund and AIM Global Growth Fund, pursuant to which AIM International Growth Fund would be reorganized into AIM International Equity Fund and AIM Worldwide Growth Fund would be reorganized into AIM Global Growth Fund (the "Reorganization"); and

         WHEREAS, the Reorganization was consummated as of the close of business on February 12, 1999; and

         WHEREAS, the Trustees of the Trust have directed that promptly following the Reorganization, the Trust shall terminate AIM International Growth Fund and AIM Worldwide Growth Fund in accordance with Delaware law;

         NOW, THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Schedule A of the Agreement shall be deleted in its entirety and the following new Schedule A shall be substituted in lieu thereof:

                                   "SCHEDULE A


         AIM Growth Series shall be divided into the following Portfolios and
Classes:


                  Class A, Class B, Class C and Advisor Class
                  -------------------------------------------

                           AIM Europe Growth Fund
                           AIM Japan Growth Fund
                           AIM New Pacific Growth Fund
                           AIM Mid Cap Equity Fund
                           AIM Small Cap Growth Fund
                           AIM Basic Value Fund


Effective: February 16, 1999"


         3. With the exception of the amendment to Schedule A of the Agreement as set forth in paragraph 2 of this Amendment, the Agreement, as amended, shall in all other respects remain in full force and effect.

         4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

                  IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Amendment to Agreement and Declaration of Trust of AIM Growth Series as of the day and year first above written.



/s/ DEREK ANDERSON                         /s/ FRANK S. BAYLEY
---------------------------------          -----------------------------------
C. Derek Anderson, Trustee                 Frank S. Bayley, Trustee


/s/ ROBERT H. GRAHAM                       /s/ ARTHUR C. PATTERSON
---------------------------------          -----------------------------------
Robert H. Graham, Trustee                  Arthur C. Patterson, Trustee


/s/ RUTH H. QUIGLEY
---------------------------------
Ruth H. Quigley, Trustee




                         [THIS IS THE SIGNATURE PAGE FOR
            THE THIRD AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                              OF AIM GROWTH SERIES]